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                                                                EXHIBIT 10.3


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                         SECURITIES PURCHASE AGREEMENT

                          Dated as of August 28, 1997

                                  By and Among

                            GULISTAN HOLDINGS INC.,

                             GULISTAN CARPET INC.,

                                      and

                                JPS CARPET CORP.

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                         SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 28, 1997, by and among GULISTAN HOLDINGS INC., a Delaware corporation ("Holdings"), GULISTAN CARPET INC., a Delaware corporation (the "Purchaser"), and JPS CARPET CORP., a Delaware corporation (the "Seller").

                              W I T N E S S E T H :

         WHEREAS, the Seller is the holder of 5,000 shares of Series A preferred stock, par value $0.01 per share, of Holdings evidenced by certificate no. 101 (the "Stock"), which constitute all of the issued outstanding Series A preferred shares of the capital stock of Holdings;

         WHEREAS, the Seller is the holder of a promissory note issued by Holdings in the original principal amount of $10,000,000 and made payable to the order of Seller, dated November 16, 1995 (the "Note");

         WHEREAS, the Seller is the holder of a warrant to purchase common stock of Holdings dated November 16, 1995 (the "Warrant", collectively with the Stock and the Note, the "Securities");

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Securities pursuant to this Agreement; and

         NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I
                             PURCHASE OF SECURITIES

         ss.1.1 Purchase of Securities Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase from the Seller and the Seller agrees to sell, assign, transfer and deliver to the Purchaser the Securities. The certificate representing the Stock shall be accompanied by a stock power duly executed in blank by the Seller transferring the same to the Purchaser with all necessary transfer tax and other revenue stamps, acquired at the Seller's expense, affixed and canceled. The Seller agrees to cure any deficiencies with respect to the endorsement of the certificate representing the Stock owned by the Seller or with respect to the stock power accompanying such certificate. The original Note, which shall have been duly endorsed by Seller as payable to the order of Purchaser, without recourse to the Seller, and the original Warrant shall be delivered to the Purchaser accompanied by a warrant power duly executed by the Seller. The delivery by the Seller of the Securities and the acceptance of such Securities by the Purchaser pursuant to this Agreement shall constitute satisfaction or a waiver of all conditions with respect to


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the sale, transfer, repayment, redemption or other disposition of such
Securities set forth in the Warrant, the Note, the Stockholders Agreement dated as of November 16, 1995 by and among the Seller, Holdings and the Stockholders listed therein, as amended (the "Stockholders Agreement"), or the Certificate of Designations, Rights and Preferences of Series A Preferred Stock of Holdings filed with the Secretary of State of the State of Delaware on November 14, 1995.

         ss.1.2 Price. In full consideration for the sale by the Seller of the Securities to the Purchaser, the Purchaser shall deliver at the Closing an aggregate cash amount equal to $2,000,000 (the "Closing Payment") by wire transfer in immediately available funds in accordance with wire instructions provided by the Seller at least two days prior to the Closing.

         ss.1.3 Closing. The consummation of the purchase and sale referred to in Section 1.1 (the "Closing") shall take place at 10:00 A.M. on August 28, 1997.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         ss.2. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

         ss.2.1 Ownership of Securities. Except as set forth on Schedule 2.1, the Seller is the lawful owner of the Stock, the Note and the Warrant, free and clear of all liens, charges, encumbrances, restrictions and claims of every kind and character ("Encumbrances"). The delivery to the Purchaser of the Securities pursuant to the provisions of this Agreement will transfer to the Purchaser good title thereto, free and clear of all Encumbrances.

         ss.2.2 Authorization and Validity of Agreement. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution of this Agreement by the Purchaser, is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

         ss.2.3 Restrictive Documents. Except as set forth on Schedule 2.1, the Seller is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by the Seller of the transactions contemplated by this Agreement.

         ss.2.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees from the Purchaser, or



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from any Person controlling, controlled by or under common control with the
Purchaser, in connection with any of the transactions contemplated by this Agreement.

         ss.2.5 Third Party Consents: Government Approvals. Except as disclosed on Schedule 2.1 attached hereto, no consents, approvals or waivers are required of Seller in connection with the consummation of the transactions contemplated by this Agreement.

         ss.2.6 Bankruptcy Matters. None of the pendency of the bankruptcy case of JPS Textile Group, Inc. ("JPST") under Chapter 11 of the United States Bankruptcy Code (the "Chapter 11 Case") on the date hereof, the terms of the plan of reorganization filed in the Chapter 11 Case on August 1, 1997, or any order entered as of the date hereof by the court administering the Chapter 11 Case precludes consummation on the date hereof of the purchase and sale of the Securities as provided in this Agreement or impairs the validity of said transaction. As of the date hereof, Seller is not a debtor in the Chapter 11 Case and there is no motion pending in the Chapter 11 Case as of the date hereof seeking to substantively consolidate Seller with JPST.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         ss.3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

         ss.3.1 Authorization and Validity of Agreement. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution of this Agreement by the Seller, is a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         ss.3.2 Restrictive Documents. The Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by it of the transactions contemplated by this Agreement.

         ss.3.3 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from the Seller, or from any person controlling, controlled by or under common control with the Seller, in connection with any of the transactions contemplated by this Agreement.

         ss.3.4 Third Party Consents: Government Approvals. No consents, approvals or waivers are required of Purchaser in connection with the consummation of the transactions contemplated by

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this Agreement other than any such consents, approvals or waivers required in connection with the financing referred to in Section 4.1(b) that have been obtained on or prior to the date hereof.

                                   ARTICLE IV
                   CONDITIONS TO THE PURCHASER'S OBLIGATIONS

         ss.4.1 Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase the Securities contemplated by this Agreement are conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

            (a) Termination of Security Interests. All security interests, liens, mortgages, claims or other Encumbrances of any kind in, to or secured by any of the Securities shall be released.

            (b) Financing. The Purchaser shall have received financial accommodations reasonably acceptable to it enabling it to consummate the transactions contemplated by this Agreement.

            (c) Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, disclosed on Schedule 2.1 attached hereto or required of Seller in connection with the consummation of the transactions contemplated by this Agreement shall have been received.

                                   ARTICLE V
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         ss.5.1 Survival of Representations. The representations and warranties contained in this Agreement shall survive shall survive for eighteen months from the date hereof.

         ss.5.2 Indemnification.

            (a) The Seller hereby agrees to indemnify and hold the Purchaser and Holdings and their respective officers, directors, affiliates and agents, and any successors thereto, harmless from damages, losses, costs or expenses (including, without limitation, reasonable attorneys' and consultants' fees and expenses) ("Damages") reasonably and actually incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Seller in this Agreement to be true and correct as of the date hereof or
(ii) the breach of any covenant or agreement made or to be performed by the Seller pursuant to this Agreement.

            (b) The Purchaser hereby agrees to indemnify and hold the Seller harmless from Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct as of the date hereof, or (ii) the breach of any covenant or agreement made or to be performed by the Purchaser or Holdings pursuant to this Agreement.

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            (c) Absent fraud, the foregoing indemnification provisions shall be the exclusive remedy for any breach of the covenants, obligations, representations or warranties set forth in this Agreement.

         ss.5.3 Indemnification Procedure.

            (a) Any party seeking indemnification (the "Indemnified Party") from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement (the "Claim") shall promptly notify the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification.

            (b) If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified
Party shall promptly notify the Indemnifying Party thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced by such failure to give notice. In the event that any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party would be required to indemnify the Indemnified Party in full against any such Claim and is assuming the defense thereof:

                  (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

                  (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel (a) to the extent the Indemnified Party concludes reasonably based upon advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party or (b) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interest of the Indemnified Party);

                  (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably); and

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                  (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement, without the written consent of the Indemnified Party (not to be withheld unreasonably).

            (c) If no Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

            (d) The Indemnified Party shall be entitled to reimbursement of reasonable expenses included in Damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party.

                                   ARTICLE VI

                            INTENTIONALLY LEFT BLANK

                                  ARTICLE VII
                                 MISCELLANEOUS

         ss.7.1 Expenses. The parties hereto shall pay their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

         ss.7.2 Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

         ss.7.3 Publicity. Except as otherwise required by law or pursuant to the Plan, none of the parties hereto shall issue, prior to the Closing, any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Seller, on the one hand, and the Purchaser, on the other hand, to the contents and the manner of presentation and publication thereof.

         ss.7.4 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Purchaser or Holdings, to Gulistan Carpet Inc., P.O. Box A, Highway 5, Aberdeen, North Carolina 28315 (Facsimile Number 910-944-

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6359)Attention: Executive Vice President and Chief Financial Officer, with a copy to its counsel, Womble Carlyle Sandridge & Rice, PLLC, Suite 300, 25095 Meridian Parkway, Durham, North Carolina, 27713 (Facsimile Number (919) 484-2361), Attention: Deborah H. Hartzog, Esq.; and if to the Seller, to JPS Textile Group, Inc. 555 N. Pleasantburg Drive, Suite 202, Greenville, South Carolina 29607 (Facsimile Number (803) 271-9939), Attention: David H. Taylor, with a copy to its counsel, Weil Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York, 10153 (Facsimile Number (212) 310-8007), Attention: Simeon Gold, Esq., or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

         ss.7.5 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law and except as otherwise provided in Section 7.10. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         ss.7.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         ss.7.7 Entire Agreement. This Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         ss.7.8 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchaser and the Seller.

         ss.7.9 Severability. In case any provision in this Agreement, other than Section 1.2, shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         ss.7.10 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto, provided, however that nothing herein shall prohibit the collateral assignment by Purchaser and Holdings of their respective rights under this Agreement to Congress Financial Corporation, a California corporation.

                     [This space intentionally left blank]

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
SECURITIES PURCHASE AGREEMENT to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                             GULISTAN HOLDINGS INC.

                             By: /s/ Charles E. Farrell
                                 -----------------------------
                             Name:  Charles E. Farrell
                             Title: Executive Vice President

                             GULISTAN CARPET INC.

                             By: /s/ Charles E. Farrell
                                 -----------------------------
                             Name:  Charles E. Farrell
                             Title: Executive Vice President

                             JPS CARPET CORP.

                             By: /s/ David H. Taylor
                                 -----------------------------
                             Name:  David H. Taylor
                             Title: Vice President


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                                 SCHEDULE 2.1



Agreements creating liens, charges, encumbrances, etc. on the Securities:

(1)     Fourth Amended and Restated Credit Agreement, dated as of June
        24, 1994 (the "Credit Agreement"), among JPS Textile Group, Inc., JPS Converter and Industrial Corp., JPS Elastomerics Corp., the financial institutions listed on the signature pages, Citibank, N.A. and General Electric Capital Corporation.

The pledge of Securities created in connection with the Credit Agreement has been released, as evidenced by the following document:

(2) Letter, dated August 25, 1997 from Citibank, N.A., General Electric Capital Corporation, Heller Financial, Inc., The Bank of New York Commercial Corporation and Nationsbank of Georgia, N.A., to JPS Textile Group, Inc. and the Borrowing Subsidiaries defined therein.